Exhibit 10.09


     This Agreement is made as of the 29th day of December 1999 by and between HealthLink International Inc. a Nevada corporation. 929 Eastwind Dr., Suite 225, Westerville, OH 43081 ("HLI") and Purchase Plus Buyers Group, INC., an Ohio corporation, 936 Eastwind Dr., Westerville, OH 43081 ("PPBG").

                                    Recitals
                                    --------

     HLI owns the rights to distribute and sell in the United States of America (the "Territory") certain dietary supplement products more specifically described in Exhibit A attached hereto and incorporated herein (the "Products").

     PPBG markets consumer products and services through a nationwide organization of independent sales associates utilizing a network marketing program and desires to offer the Products for sale through its network of sales associates.

     HLI is willing to sell the Products to PPBG for resale through its network-marketing program subject to the terms and conditions of this agreement.

     Therefore in consideration of the forgoing and for other good and valuable consideration, the parties agree as follows:

     I. Marketing Rights

          A. HLI herby grants to PPBG the rights to market the Products in the Territory subject to the terms and conditions set forth herein.

          B. The marketing rights granted hereby shall be exclusive as to resale of the Products in the network marketing distribution channel in the Territory provided PPBG is in compliance with the minimum purchase and inventory control requirements of the set forth in paragraph III D.


     II. HLI Obligations

          A. HLI shall supply PPBG such amounts of the products as PPBG needs, subject to other terms and conditions set forth herein.

          B. Products shall be manufactured and packaged according to the standards of the nutritional supplement industry in the United Sates, shall by licensed, permitted. and certified as necessary


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     Dietary supplement Product Marketing License and Supply Agreement for sale within the United States and shall be labeled in compliance with the requirements of applicable regulatory agencies.

          C. HLJ shall indemnify, defend and hold harmless PPBG, its affiliates. officers and independent sales associates from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorney's fees and costs that PPBG, its affiliates, officers and independent sales associates may incur or suffer, which arise, result from, or relate to HLI's performance, or failure to perform, the warranties, duties and responsibilities delineated in paragraph II. B., above.

     III. PPBG Obligations

          A.   PPBG shall pay the prices set forth for the Products in Exhibit
               A. Prices shall include cost of manufacture, packaging, labeling, and certain promotional services.

          B. These prices set forth in Exhibit A may be adjusted by HLI upon 90 days notice to PPBG. Such adjustments shall be based upon actual increases of costs passed on to HLI from its suppliers and shall be made to ensure HLI's margin of profit contemplated under prices set forth in Exhibit A.

          C. PPBG shall pay RU the full price for the initial purchase order for the Products upon submission of its purchase order. Thereafter, PPBG shall pay one-half of the price concurrently with the submission of its purchase order and the balance upon delivery.

          D. The marketing rights granted herein in Section I shall remain exclusive so long as PPBG maintains the minimum purchases and pays the corresponding fee in each period as set forth below:

               15,000 Units of each Product depicted on Exhibit A each three (3) month period commencing April 1, 2000. This requirement is in addition to any purchases made before April 1, 2000 including the initial purchase order described in paragraph III E.

               If additional Products are added to Exhibit A by addenda, the three month minimum purchase requirements shall be as agreed upon and set forth in the addenda and the three (3) month period as to
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     Dietary Supplement Product Marketing License and Supply Agreement


               each such product will commence on the date of each addenda or as specified in the addenda.

               Purchases in excess of the minimum purchase requirement shall not be applied to the requirements of any other three-month period.

               The parties agree minimum quantities may be subject to the manufacturer's guidelines. In such case, PPBG will purchase minimums as required by the manufacturer.

          E. PPBG will specify in each Purchase Order the quantity of Products to be delivered and HLI shall cause same within sixty (60) days following receipt of the Purchases Order. Concurrently upon the execution of this Agreement, PPBG will submit its initial Purchase Order for the following products:


                                                          Number of Capsules
               Product                 Units                   Per Unit
               -------                 -----                   --------

               Daily                   10,000                     60
               911                     10,000                     30
               Allergy                  5,000                     60
               Antioxidant             10,000                     60


          F. PPBG and its affiliates shall not modify, revise, repackage or relabel any of the products prior to sale or distribution of the products. PPBG its' affiliates and its' or their independent associates or distributors shall not make any claims or representations regarding the nature of composition of the products or the performance attributes thereof which claims or representations are not wholly encompassed within the claims made in the labeling, use instructions or marketing literature or materials prepared or approved in writing for PPBG, or which are otherwise not specifically approved in writing by HLI's supplier prior to their use or publication by PPBG or its' associates.

          G. On or before the last day of each month, PPBG shall provide to HUI reports reflecting all sales of Products during the immediately preceding month and all sales on a year-to-date basis



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     Dietary Supplement Product Marketing License and Supply Agreement



               through the end of the immediately preceding month, and the anticipated productior and ordering schedule for the three-month period following the datc of each report.

          H. PPBG shall indemnify, defend, and hold harmless HUI, its affiliates and officers from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorney's fees and costs that HLI may incur or suffer, which arise, result from, or relate to any violation by PPBG, its' affiliates, or any of their independent sales associates of the restrictions of paragraph 111. F.


     IV. Term

          The initial term of this agreement shall run for a period of three (3) years from the effective date hereof. Thereafter this agreement may be renewed at PPBGs option for a renewal term of five (5) years provided the minimum quantities provided for in III D shall be increased to 25,000 Units per month for each product except Allergy which shall be increased to 12,500 per month.


     V. Miscellaneous

          A.   Independent Contactor

               The Parties acknowledge and agree that each is an independent contractor and that neither party shall be considered to be the agent, representative, master or servant of the other for any purpose whatsoever and that neither party has any authority to enter into any contract to assume any obligations or to give any warranties or representations on behalf of the other party hereto. Nothing in this Agreement shall be construed to create a relationship of partners, joint venturers, fiduciaries, agency or any other similar relationship between the parties.

          B. This agreement may not be assigned except to an Affiliate or, with the permission of the other party, which permission cannot be unreasonable withheld, to the buyer of the party's entire business.

          C. No amendement, modification, or supplement to this Agreement shall be Binding on any of the parties unless it is in writing and signed by the parties in interest at the time of the modification.


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     Dietary Supplement Product Marketing License and Supply Agreement


          D. This Agreement has been entered into in the State of Ohio and all questions with respect to this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of Ohio.



     In witness whereof the parties have signed this Agreement to be effective on the date first indicated above.


HealthLink International, Inc. (HLI)

By
   ------------------------------------

Its
   ------------------------------------


Purchase Plus Buyers Group, Inc. (PPBG)

By
   -----------------------------------

Its
    ----------------------------------

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Exhibit A


Allergy

Quantity per bottle:         60 capsules
Capsule size:                #1 gelatin
Bottle size:                 100cc
Shelf life:                  2 years
Formula:


          Adrenal (whole gland)                          25mg
          Pantothenic acid                               50mg
          Stinging nettle leaf powder                    100mg
          Ai/E                                           25mg
          In a base of arrowroot, silica, magnesium stearate.




Antioxidant (modified 12/7/99)

Quantity per bottle:                  60 White capsules
Capsule size:                         #0 White gelatin
Bottle size:                          100cc
Shelf life:                           2 years
Formula (Two capsules contain):
         CoEnzymeQlO                                            30mg
         Vitamin A                                              2000 IU
         Vitamin E (d alpha tocopheryl)                         150 IU
         Selenium (selenomethionine)                            26mcg
         Zinc                                                   10mg
         Grape Seed Extract                                     30mg
         Bioflavonoid Complex                                   50 mg
         Quercitin                                              100mg
         L-Glutathione                                          50mg
         Bilberry                                               30mg
         Green Tea Extract                                      50mg
         Hesperidin (40% complex)                               100mg
         Taurine                                                50mg
         Lipoic Acid                                            24mg
         L-Carnitine                                            50mg
         Manganese (Amino acid chelate)                         6mg
         Ai/E                                                   4mg
         Rosemary                                               24mg


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Exhibit a

Daily

Quantity per bottle:                  60 capsules
Capsule size:                         #1 gelatin
Bottle size:                          100cc
Shelf life:                           2 years
Formula:
         Vitamin C                    17.0mg
         Vitamin B1                   .8mg
         Vitamin B2                   .5mg
         Vitamin B3                   5.3mg
         Vitamin B6                   1.3mg
         Vitamin B12                  1.7mg
         Pantolhenic Acid             2.7mg
         Biotin                       53.3mg
         Calcium                      66.7mg
         Magnesium                    26.7mg
         Folic Acid                   100.0mg
         Zinc                         .8mg
         Ai/E                         50.0mg
         In a base of Astragalus
         Trace amounts of amino acids from protein hydrolysate.


911

Quantity per bottle:                  30 capsules
Capsule size:                         #1 gelatin
Bottle size:                          75cc
Shelf life:                           2 years
Formula:
         Echinacea                    100mg
         Siberian Ginseng             100mg
         Ai/E                         100mg